UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: August 17, 2006

Commission File Number: 0-22325

INFORMATION ARCHITECTS CORPORATION

(Exact name of registrant as specified in its chapter)

NORTH CAROLINA	87-0399301
(State or other jurisdiction of incorporation)	IRS Employer Identification No.)

1420 NW 23rd Avenue,

FORT LAUDERDALE, FLORIDA 33311

(Address of principal executive offices) (Zip Code)

(954) 561-7321

(Registrant’s telephone number, including area code)

5229 NW 33rd Avenue,

Ft. Lauderdale, FL 33309

(Former name or former address, if changed since last report)

 Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 27th, 2005, the registrant announced the signing of an Asset Acquisition Agreement between Information Architects Corporation (“IACH”), Synergistic Investment and IFGT-SI. On August 1, 2006, Earnest Phillips, President of Petroleum Communication Holdings, Inc. (“PTLC”) sent a letter to IACH canceling an agreement between PTLC and IACH, as a result of extenuating circumstances between IACH and IFGT-SI.  The letter is attached hereto as Exhibit 99.2.  The initial agreement dated October 14, 2005, between PTLC and IACH involved property that was the subject of the agreement between  IACH and IFGT-SI. Details of the agreement between IACH and PTLC were reported in an 8-K filed November 17, 2005. On August 17, 2006, Information Architects Corporation issued a Press Release titled “Correction to Information Architects Agreement to Cancel PTLC Agreement.”  The press release is attached as Exhibit 99.1.

Item 9.01 Exhibits

Number	Description
99.1 99.2	Press Release, “Correction to Information Architects Agreement to Cancel PTLC Agreement” Letter from PTLC

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.

Date: August 17, 2006

Information Architects Corporation
BY: /S/ Todd K. Morgan
——————————————
Todd K. Morgan
Chief Executive Officer